As filed with the Securities and Exchange Commission on January 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

180 LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	90-1890354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

THIRD AMENDED AND RESTATED

180 LIFE SCIENCES CORP.

2022 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Blair Jordan

Interim Chief Executive Officer

180 Life Sciences Corp.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

(Name and address of agent for service)

(650) 507-0669

(Telephone number, including area code, of agent for service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, 180 Life Sciences Corp. (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 776,321 additional shares of the Registrant’s common stock, $0.0001 par value per share, for issuance under the Registrant’s 2022 Omnibus Incentive Plan (the “Plan”), pursuant to an amendment to the Plan increasing the number of shares reserved for issuance thereunder by 776,321, effective as of December 27, 2024. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on August 9, 2022 (Registration No. 333-266716); August 30, 2023 (Registration No. 333-274276); and April 18, 2024 (Registration No. 333-278772). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference into this registration statement on Form S-8 (the “Registration Statement”) and are made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 25, 2024, as amended by Amendment No. 1 thereto filed with the SEC on April 29, 2024 (File No. 001-38105) (as amended, the “Annual Report”);

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024 (File No. 001-38105), the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 12, 2024 (File No. 001-38105) and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 14, 2024 (File No. 001-38105);

(c)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on November 12, 2024, to the extent filed and not furnished with the Commission;

(c)	The Company’s Current Reports on Form 8-K and 8-K/A (other than information furnished rather than filed) filed with the SEC on January 16, 2024, January 17, 2024, January 29, 2024, February 16, 2024, February 20, 2024, February 26, 2024, February 28, 2024, February 29, 2024, March 1, 2024, March 8, 2024, March 11, 2024, March 14, 2024, April 19, 2024, May 9, 2024, May 15, 2024, May 21, 2024, July 2, 2024, July 23, 2024, July 30, 2024, September 9, 2024, September 12, 2024, October 3, 2024, October 9, 2024, October 16, 2024, October 16, 2024, October 21, 2024, October 29, 2024, October 29, 2024, December 4, 2024, December 12, 2024, December 18, 2024, December 30, 2024 and January 2, 2024 (File No. 001-38105);

(d)	The description of the Company’s Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as Exhibit 4.6 (File No. 001-38105), including any amendment or report filed for the purpose of updating such description; and

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above.

All reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

None.

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings

(a)	The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Vancouver, British Columbia, Canada, on the January 27, 2025.

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
Name:	Blair Jordan
Title:	Interim Chief Executive Officer (Principal Executive Officer and Principal Financial/Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitute and appoint Blair Jordan, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Signature	Title	Date

/s/ Blair Jordan	Interim Chief Executive Officer and Director	January 27, 2025
Blair Jordan	(Principal Executive Officer and Principal Financial/Accounting Officer)

/s/ Lawrence Steinman	Director	January 27, 2025
Lawrence Steinman

/s/ Stephen Shoemaker	Director	January 27, 2025
Stephen Shoemaker

/s/ Jay Goodman	Director	January 27, 2025
Jay Goodman

/s/ Ryan L. Smith	Director	January 27, 2025
Ryan L. Smith

EXHIBIT INDEX

		Incorporated by Reference				Filed
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Second Amended and Restated Certificate of Incorporation	8-K	001-38105	3.1	11/12/2020
4.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on December 15, 2022	8-K	001-38105	3.1	12/16/2022
4.3	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp., filed with the Secretary of State of Delaware on February 26, 2024	8-K	001-38105	3.1	2/28/2024
4.4	Certificate of Designations of 180 Life Sciences Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock	8-K	001-38105	3.1	10/3/2024
4.5	Second Amended and Restated Bylaws of 180 Life Sciences Corp., effective as of September 4, 2023	8-K	001-38105	3.1	09/07/2023
5.1*	Opinion of The Loev Law Firm, PC
23.1*	Consent of Marcum LLP					X
23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)					X
24.1*	Power of Attorney (included on the signature page of this registration statement)					X
99.1	Third Amendment to 180 Life Sciences Corp. 2022 Omnibus Incentive Plan***	8-K	001-38105	10.1	12/31/2024
99.2	Third Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan***	8-K	001-38105	10.2	12/31/2024
99.3	Form of Stock Option Agreement (2022 Omnibus Incentive Plan) ***	S-8	333-266716	4.2	08/09/2022
99.4	Form of Restricted Stock Grant Agreement (2022 Omnibus Incentive Plan) ***	S-8	333-266716	4.3	08/09/2022
107*	Filing Fee Table					X

*	Filed herewith.
***	Indicates management contract or compensatory plan or arrangement.

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